EXHIBIT 10.41

                                   AGREEMENT


                                   dated as of


                                 MARCH 31, 2002


                                     between


                         CHOICE ONE COMMUNICATIONS INC.


                                       and


               THE HOLDERS SET FORTH ON THE SIGNATURE PAGES HERETO



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                                TABLE OF CONTENTS


                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions...................................................1

                                    ARTICLE 2
                               ACTIONS TO BE TAKEN

Section 2.01.  Actions To Be Taken; Waiver...................................4

                                    ARTICLE 3
                          WAIVER AND RELATED COVENANTS

Section 3.01.  Redemption....................................................5
Section 3.02.  Dividends....................................................10
Section 3.03.  Termination Of Waiver........................................11
Section 3.04.  Tax Treatment................................................11
Section 3.05.  Legends......................................................12
Section 3.06.  Transfer Of Waiver Shares....................................12
Section 3.07.  Issuance Of Post-Closing Warrants............................12
Section 3.08.  Amendment Of The Certificate Of Designations.................13
Section 3.09.  Registration Rights..........................................13
Section 3.10.  Dividend Payment Record Date.................................13

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 4.01.  Organization, Corporate Power and Licenses...................13
Section 4.02.  Capital Stock and Related Matters............................13
Section 4.03.  Authorization; No Breach.....................................14
Section 4.04.  Special Committee Approval...................................14
Section 4.05.  Governmental Consents........................................14
Section 4.06.  Finder's Fees................................................15

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Section 5.01.  Existence and Powers.........................................15
Section 5.02.  Authorization................................................15
Section 5.03.  Governmental Authorization...................................15
Section 5.04.  Noncontravention.............................................15
Section 5.05.  Investment Intent............................................15
Section 5.06.  Finder's Fees................................................16

                                    ARTICLE 6
                             COVENANTS OF THE ISSUER

Section 6.01.  Listing and Authorized Stock.................................16
Section 6.02.  Shareholder Approval.........................................16
Section 6.03.  Issuance Of Common Stock.....................................17

                                    ARTICLE 7
                            SURVIVAL; INDEMNIFICATION

Section 7.01.  Survival.....................................................17
Section 7.02.  Indemnification..............................................17

                                    ARTICLE 8
                                  MISCELLANEOUS

Section 8.01.  Notices......................................................19
Section 8.02.  No Waivers; Amendments.......................................19
Section 8.03.  Expenses; Documentary Taxes..................................20
Section 8.04.  Termination..................................................20
Section 8.05.  Successors and Assigns.......................................21
Section 8.06.  Governing Law................................................21
Section 8.07.  Jurisdiction.................................................21
Section 8.08.  WAIVER OF JURY TRIAL.........................................21
Section 8.09.  Counterparts; Effectiveness..................................21
Section 8.10.  Entire Agreement.............................................21
Section 8.11.  Captions; Certain Definitions................................22


EXHIBITS

Exhibit A      -     Share and Warrants Information
Exhibit B      -     Form of Closing Warrants
Exhibit C      -     Form of Contingent Amount Warrants
Exhibit D      -     Form of Post-Closing Warrants
Exhibit E      -     Opinion of Issuer's Counsel
Exhibit F      -     Opinion of Holders' Counsel
Exhibit G      -     Certificate of Amendment

                                       ii



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                                    AGREEMENT

         AGREEMENT dated as of March 31, 2002, between Choice One Communications Inc., a Delaware corporation (the "ISSUER") and the other persons set forth on the signature pages hereto (together with their successors and assigns, the "HOLDERS").



                              W I T N E S S E T H :

         WHEREAS, the Holders are the holders of Series A Senior Cumulative Preferred Stock, par value $0.01 per share, of the Issuer (the "SERIES A PREFERRED STOCK"); and

         WHEREAS, the Holders and the Issuer desire that the Holders irrevocably waive certain of their rights with respect to certain shares of the Series A Preferred Stock (the "SERIES A SHARES"), upon the terms and subject to the conditions hereinafter set forth, in consideration of certain obligations of the Issuer set forth below and the issuance of the Closing Warrants (as defined below), the Contingent Amount Warrants (as defined below) and the obligation to issue the Post-Closing Warrants (as defined below), in each case upon the terms and subject to the conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto agree as follows:


                                    Article 1
                                   DEFINITIONS

          Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "ADJUSTED MINIMUM PRICE" means $3.00 per share of Common Stock as such amount shall be adjusted to take into account any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of the shares of Common Stock or similar event.

         "AGREEMENT" means this agreement, as the same may be amended from time to time.

         "BOARD OF DIRECTORS" means the board of directors of the Issuer.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "CERTIFICATE OF AMENDMENT" means the Certificate of Amendment of the Certificate of Designations in the Form of Exhibit G.

         "CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, as the same shall be amended by the Certificate of Amendment.

         "CLOSING WARRANTS" means the warrants to purchase shares of Common Stock having the terms and conditions set forth in the form of warrant attached as Exhibit B.

         "COMMON STOCK" means the common stock of the Issuer, par value $0.01 per share.

         "CONTINGENT AMOUNT WARRANTS" means the warrants to purchase the Common Stock in the form of the warrant attached as Exhibit C.

         "DELISTING EVENT" means any date on which the Issuer receives written notification from the NASD of a determination of delisting from the Nasdaq National Market with regard to its Common Stock; provided, however, that if at any time thereafter the NASD revokes any such notification, such Delisting Event shall be deemed to have terminated; provided, further, that a new Delisting Event shall occur on any date on which the Issuer shall receive a subsequent written notification from the NASD of a delisting determination.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FULLY-DILUTED EQUITY" means, as of the date of determination, all issued and outstanding shares of Common Stock (assuming conversion of all securities convertible or exchangeable, directly or indirectly, into Common Stock, including all rights, warrants and options to subscribe for, purchase or otherwise acquire Common Stock or such convertible or exchangeable securities at any time on or after the date of such determination with an exercise price equal to or less than $9.82 per share of Common Stock).

         "ISSUE DATE" means the first date of issuance of shares of Series A Preferred Stock.

         "LIQUIDATION PREFERENCE" is an amount equal to $1,000 per share of Series A Preferred Stock.

         "LISTED SECURITIES" means securities that are listed and traded on the NYSE, any national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NON-WAIVER SHARES" means the Series A Shares, other than the Waiver Shares.

         "NYSE" means the New York Stock Exchange, Inc.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "POST-CLOSING WARRANTS" means the warrants to purchase the Common Stock in the form of the warrant attached as Exhibit D.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of July 8, 1998 among the Issuer and the holders set forth on the signature pages thereto, as amended.

         "STOCKHOLDERS' CONSENT" means irrevocable written consents approving this Agreement and the transactions contemplated hereby, including the issuance of the Warrants and the issuances of Common Stock upon the exercise of the Warrants or in exchange for the Waiver Shares.

         "SUBSIDIARY" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Issuer.

         "TRANSACTION DOCUMENTS" means the documents contemplated by this Agreement (including the Closing Warrants, the Contingent Amount Warrants and the Post-Closing Warrants), other than the amendment of the Registration Rights Agreement described in Section 3.09.

         "WARRANTS" means the Closing Warrants, the Contingent Amount Warrants and the Post-Closing Warrants.

         (b) Each of the following terms is defined in the Section set forth opposite such term:


                             TERM                                    SECTION
 Additional Dividend                                                 3.02(a)
 Appraiser                                                           3.01(b)
 Change of Control Amount                                            3.01(b)
 Change of Control Exchange Date                                     3.01(b)
 Change of Control Redemption Date                                   3.01(b)
 Change of Control Securities                                        3.01(b)
 Closing Price                                                       3.01(b)
 Code                                                                3.04(a)
 Damages                                                             7.02(a)
 Exchange Price                                                      3.01(b)
 Holders                                                             Preamble
 Indemnified Person                                                  7.02(a)
 Issuer                                                              Preamble
 NASD Rules                                                          3.02(a)
 Offer to Redeem                                                     3.01(b)
 SEC                                                                   6.02
 Series A Preferred Stock                                            Preamble
 Series A Shares                                                     Preamble
 Special Committee                                                     4.04
 Successor Securities                                                3.01(b)
 Unissued Shares                                                     3.01(b)
 Waiver Shares                                                         2.01

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          (c) Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Securities Purchase Agreement dated as of August 1, 2000 among the Holders and the Issuer.

                                   Article 2
                               ACTIONS TO BE TAKEN

          Section 2.01. Actions To Be Taken; Waiver. (a) Upon the terms and subject to the terms and conditions of this Agreement, the Issuer agrees to issue to each Holder, and each Holder agrees, severally but not jointly, to accept from the Issuer, the Closing Warrants, the Contingent Amount Warrants and, in accordance with Section 3.07, the Post-Closing Warrants, in exchange for the irrevocable waiver of certain rights of the Holders with respect to shares of Series A Preferred Stock (the "WAIVER SHARES") in the amounts set forth opposite such Holder's name on Exhibit A. Upon the date hereof, the Issuer shall deliver the Stockholders' Consent to the Holders.

          (b) As soon as possible after the date hereof, but in no event later than five (5) Business Days after the date hereof:

              (i) the Issuer shall deliver to each Holder a Closing Warrant with respect to the number of shares of Common Stock set forth opposite such Holder's name on Exhibit A, duly registered in the name of such Holder;

              (ii) the Issuer shall deliver to each Holder a Contingent Amount Warrant with respect to the number of shares of Common Stock set forth opposite such Holder's name on Exhibit A, duly registered in the name of such Holder;

              (iii) the Holders shall provide the certificates representing the Waiver Shares to the Issuer for purposes of legending thereof in accordance with Section 3.05, the Issuer shall stamp or otherwise mark certificates representing the Waiver Shares in accordance with Section
         3.05 and then shall deliver the certificates representing the Waiver Shares to the respective holders thereof;

              (iv) the Issuer shall deliver to each Holder an opinion of Nixon Peabody LLP, counsel to the Issuer, dated the date hereof, substantially in the form of Exhibit E hereto;

              (v) the Holders shall deliver to the Issuer an opinion of Davis Polk & Wardwell, special counsel to the Holders, dated the date hereof, substantially in the form of Exhibit F hereto; and

              (vi) the Issuer shall pay the fees and expenses of Davis Polk & Wardwell, special counsel to the Holders, in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (which fees and expenses shall not exceed $70,000).

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                                   Article 3
                          WAIVER AND RELATED COVENANTS

               Section 3.01. Redemption. Paragraph 6 of the Certificate of Designations shall apply to the Waiver Shares and the holders of Waiver Shares only on the terms and conditions, and subject to the exceptions set forth in, this Section 3.01:

                 (w) Paragraphs 6(a) and 6(d) of the Certificate of Designations shall apply on the same terms and conditions;

                 (x) Paragraph 6(b) of the Certificate of Designations shall apply, subject to the terms and conditions set forth in Section 3.01(b) hereof;

                 (y) Paragraph 6(c) of the Certificate of Designations shall not apply by virtue of the waiver set forth in Section 3.01(a) hereof; and

                 (z) Paragraphs 6(e) and 6(f) of the Certificate of Designations shall apply, subject to the terms and conditions set forth in Section 3.01(e) hereof.

               (a) The Holders hereby irrevocably waive, with respect to the Waiver Shares only, the right to demand that the Issuer redeem such Waiver Shares on the twelfth anniversary of the Issue Date in accordance with Section 6(c) of the Certificate of Designations.

               (b) (i) Upon the occurrence of a Change of Control (as such term is defined in the Certificate of Designations), the Holders hereby irrevocably waive with respect to the Waiver Shares the right to demand redemption of all or any part of such Holder's Waiver Shares for a cash redemption price equal to 101% of the Liquidation Preference, plus accrued and unpaid dividends (if any) to the date of purchase (the "CHANGE OF CONTROL AMOUNT") in accordance with Section 6(b) of the Certificate of Designations. If the Change of Control Amount is not paid by the Issuer in cash in accordance with Section 6(b) of the Certificate of Designations, then the obligations with respect to the redemption of the Change of Control Amount shall be satisfied by an exchange of such Waiver Shares for Common Stock (or the securities of any entity into which the Common Stock is converted or for which it is exchanged in connection with the Change of Control (such securities, the "SUCCESSOR SECURITIES")), which shares or securities shall be valued at the Exchange Price as of the Change of Control Redemption Date (the shares of Common Stock or such shares or securities, the "CHANGE OF CONTROL SECURITIES"); provided that if the Successor Securities are not Listed Securities, it shall be a condition to the consummation of the Change of Control transaction that on a date at least five (5) Business Days prior to consummation of such Change of Control transaction (the "CHANGE OF CONTROL EXCHANGE DATE") all outstanding shares (and fractional shares) of such Waiver Shares shall, subject to Section 3.01(b)(viii), be redeemed or exchanged pursuant to the procedures set forth in paragraph 7 of the Certificate of Designations by delivery to the Holders, at the Issuer's option, of cash at the cash redemption price set forth above in this paragraph or Common Stock at the Exchange Price as of the Change of Control Exchange Date. Notwithstanding the foregoing the Issuer shall not issue Common Stock representing in the aggregate more than 19.9% of its outstanding Common Stock in connection with such exchange, unless shareholder approval of such issuance has been obtained in accordance with the applicable law.

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                (ii)  Within  30 days  following  any  Change of  Control
          (as such term is defined in the Certificate of Designations) where any Waiver Shares remain outstanding after such Change of Control, the Issuer shall mail a notice (the "OFFER TO REDEEM") to such Holder stating: (A) that the Offer to Redeem is being made pursuant to this Agreement and that, to the extent lawful, all shares of Waiver Shares tendered will be accepted for redemption; (B) the form of consideration being offered for such Waiver Shares (including the portion of the Change of Control Amount, if any, to be satisfied with the Change of Control Securities); (C) the redemption price;
          (D) the redemption date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "CHANGE OF CONTROL REDEMPTION DATE"); (E) that any Waiver Shares not tendered will continue to accrue dividends in accordance with the terms of the Certificate of Designations and this Agreement; (F) that, unless the Issuer defaults in the payment of the Change of Control Amount (including a default in the delivery of any Change of Control Securities), all Waiver Shares accepted for redemption pursuant to the Offer to Redeem shall cease to accrue dividends on and after the Change of Control Redemption Date and all rights of the Holders with respect to such Waiver Shares shall terminate on and after the Change of Control Redemption Date; and (G) a description of the procedures to be followed by such Holder in order to have its Waiver Shares redeemed and/or exchanged for shares of the Change of Control Securities.

                 (iii) On the Change of Control Redemption Date, (A) the
          Issuer shall, to the extent lawful, (1) accept for redemption the Waiver Shares tendered pursuant to the Offer to Redeem and (2) promptly deliver to each holder of Waiver Shares so accepted the Change of Control Amount for such shares in cash and/or the Change of Control Securities and (B) unless the Issuer defaults in the delivery of the Change of Control Amount in exchange for the Waiver Shares tendered pursuant to the Offer to Redeem, dividends shall cease to accrue with respect to the Waiver Shares tendered and all rights of holders of such tendered shares shall terminate, except for the right to receive delivery of the Change of Control Amount therefor, on the Change of Control Redemption Date.

                 (iv) To accept the Offer to Redeem, the holder of a share of Waiver Shares shall deliver, prior to the close of business on the business day prior to the Change of Control Redemption Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Waiver Shares with respect to which the Offer to Redeem is being accepted, duly endorsed for transfer in blank.

                 (v) Certificates representing the Change of Control Securities shall be issued in the name of the holder tendering the Waiver Shares or, on such holder's written order, the holder's transferee. All Change of Control Securities shall upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                 (vi) No fractional interests in Change of Control Securities shall be issued pursuant to this Section 3.01. In lieu thereof, the Issuer shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Exchange Price.

                 (vii) In case fewer than all the shares represented by any certificate for the Waiver Shares are exchanged, a new certificate shall be issued representing the unexchanged shares of the Waiver Shares without cost to the holder thereof.

                 (viii) Notwithstanding anything in this Section 3.01(b) to the contrary, the Issuer shall not be required to deliver in exchange for the Waiver Shares otherwise required to be exchanged hereunder shares of Common Stock in excess of the number of the Unissued Shares. For purposes hereof, the "UNISSUED SHARES" shall mean the number of shares of Common Stock authorized for issuance but not issued or reserved for issuance. Any Waiver Shares that cannot be exchanged as a result of unavailability of the Unissued Shares shall remain outstanding and the Issuer shall not be required to redeem them for cash, make an Offer to Redeem with respect to them or exchange them in accordance with Section 3.01(b).

                 (ix) The Issuer shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of the Waiver Shares in connection with a Change of Control.

                 (x) As used in this Section 3.01, "EXCHANGE PRICE" means the average of the daily Closing Prices of a share of a Change of Control Security for the twenty (20) consecutive trading days ending on the most recent trading day prior to the applicable date of determination; provided that if on such date the Change of Control Securities are not Listed Securities or are subject to any restrictions on transfer under federal or state securities laws, the Exchange Price shall be deemed to be 75% of the otherwise applicable Exchange Price. The "CLOSING PRICE" on any day means (A) if shares of Change of Control Securities then are listed and traded on the NYSE, the closing price on such day as reported on the NYSE Consolidated Tape; (B) if shares of Change of Control Securities then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which shares of Change of Control Securities are listed and traded; (C) if shares of Change of Control Securities then are not listed and traded on any such securities exchange, the last reported sale price not identified as having been reported late, on such day on the Nasdaq National Market or SmallCap Market; (D) if shares of Change of Control Securities then are not listed and traded on any national securities exchange or listed and traded on the Nasdaq National Market or SmallCap Market, the average of the highest reported bid and lowest reported asked price not identified as having been reported late, on such day as reported by Nasdaq; or (E) otherwise, a fair market value of a share of such Change of Control Security as determined in good faith by a majority of the Board of Directors, subject, in the case of clause
          (E), to the valuation and arbitration procedures set forth below.

                  (xi) If the holders of the Waived Shares (or their Affiliates) do not have the right (by contract or otherwise) to designate a majority of the Board of Directors as of the time of such determination, a majority of the holders of Waiver Shares (acting in their sole discretion) may disagree with the determination of the Board of Directors and such holders may send a notice to the Board of Directors setting forth their determination of the fair market value of a share of such Change of Control Security. If the Board of Directors and such holders of Waiver Shares cannot agree on the fair market value of such Change of Control Security within 30 days of delivery of such notice by the holders of Waiver Shares, then the fair market value of such Change of Control Security shall be determined by an independent investment banking firm of international standing reasonably acceptable to parties to such disagreement (the "APPRAISER"). Within 30 days of selection of the Appraiser, such Appraiser shall determine the fair market value of such Change of Control Security, which shall either be the fair market value as originally determined by the Board of Directors or the fair market value set forth in the notice by the holders of the Waiver Shares, and shall notify the Board of Directors and the holders of the Waiver Shares in writing of such determination (specifying the fair market value as determined by such Appraiser). Such determination by the Appraiser shall be final, binding and conclusive upon the Issuer and the holders of Waiver Shares. The fees and expenses of such Appraiser shall be borne by the party with whose determination of the fair market value of such Change of Control Security the Appraiser did not agree with. In the event that such fees and expenses shall be borne by the holders of Waiver Shares, each such holder shall be severally liable for its pro rata share of such fees and expenses.

                   (xii) If the holders of the Waived Shares (or their Affiliates) have the right (by contract or otherwise) to designate a majority of the Board of Directors as of the time of such determination, a majority of the members of the Board of Directors not Affiliated with such holders, may disagree with the determination of the Board of Directors and upon such determination, the non-Affiliated directors taking such action on behalf of the Issuer shall send a notice to such holders setting forth its determination of the fair market value of a share of such Change of Control Security. If the members of the Board of Directors not Affiliated with such holders and such holders of Waiver Shares cannot agree on the fair market value of such Change of Control Security within 30 days of delivery of such notice by the members of the Board of Directors not Affiliated with such holders, then the fair market value of such Change of Control Security shall be determined by the Appraiser. Within 30 days of selection of the Appraiser, such Appraiser shall determine the fair market value of such Change of Control Security, which shall either be the fair market value as originally determined by the Board of Directors or the fair market value set forth in the notice by the members of the Board of Directors not Affiliated with such holders, and shall notify the Board of Directors in writing of such determination (specifying the fair market value as determined by such Appraiser). Such determination by the Appraiser shall be final, binding and conclusive upon the Issuer and the holders of the Waiver Shares. The fees and expenses of such Appraiser shall be borne by the holders of Waiver Shares if the Appraiser disagreed with the determination of the fair market value of such Change of Control Security by the Board of Directors or by the Issuer if the Appraiser disagreed with the determination of the fair market value of such Change of Control Security by the members of the Board of Directors not Affiliated with the holders of the Waiver Shares. In the event that such fees and expenses shall be borne by the holders of Waiver Shares, each such holder shall be severally liable for its pro rata share of such fees and expenses.

               (c) Prior to the delivery of any securities that the Issuer is obligated to deliver upon the redemption or exchange of the Waiver Shares pursuant to this Section 3.01, the Issuer shall comply with all applicable federal and state laws and regulations which require action by the Issuer.

               (d) The Issuer shall pay any and all issuance, delivery and transfer taxes in respect of the issuance or delivery of Change of Control Securities pursuant to this Section 3.01. The Issuer shall not, however, be required to pay any tax in respect of any transfer involved in the issuance or delivery of Change of Control Securities in a name other than that of the Holder of the Waiver Shares so exchanged, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Issuer the amount of any such tax or has established to the Issuer's satisfaction that such tax has been paid.

               (e) The Holders hereby irrevocably waive, with respect to the Waiver Shares only, any provision of the Certificate of Designations, including paragraphs 4(d), 4(f)(ii)(a) and (b), 6(e) and 6(f) of the Certificate of Designations, that would preclude the mandatory redemption of the Non-Waiver Shares without a pro rata redemption of the Waiver Shares.

          Section 3.02. Dividends.(a) Prior to the termination of the waiver by the Issuer in accordance with Section 3.03 hereof, and upon the earliest of (i) the twelfth anniversary of the Issue Date, (ii) any redemption, purchase or other acquisition by the Issuer or any of its Subsidiaries, directly or indirectly, of any Non-Waiver Shares, (iii) continuance of a Delisting Event for more than 30 days or for more than 90 days if the Delisting Event is solely due to the "minimum bid price" (as such term is used in the Rules of the NASD (the "NASD Rules")) per share of Common Stock falling below the then applicable listing standards of the NASD Rules, (iv) the issuance of a "going concern" qualification by the Issuer's auditors in connection with the Issuer's annual audited financial statements if the average of the closing price of the Issuer's Common Stock for the ten trading days after the filing by the Issuer of its annual report on Form 10-K which includes such financial statements is less than the Adjusted Minimum Price, (v) May 31, 2002, if by such date the shareholder approval contemplated by Section 6.02 of this Agreement has not been obtained, or (vi) the failure of the Issuer to discharge its obligations under Section 3.01(b), then dividends payable on the Series A Shares shall be increased to a rate which results in a dividend rate on the Waiver Shares equal to twenty percent (20%) of the Liquidation Preference of the Waiver Shares (it being understood that, for purposes of the calculation of the increase in the dividend rate applicable to all of the Series A Shares, the increased dividends paid on the Non-Waiver Shares are included in the determination of whether the aggregate dividends on the Waiver Shares would be equal to 20% as if such dividends were paid to the holders of the Waiver Shares), per annum, compounded quarterly (the "ADDITIONAL DIVIDEND"); provided that commencing on the earlier of (x) the date when no Waiver Shares are outstanding and (y) the date that the Issuer elects to terminate the waiver set forth in Section 3.01 in accordance with Section 3.03 (whether or not such termination is consented to), the right to the Additional Dividend shall terminate as of such date; and provided further that the Additional Dividend shall, in addition to the circumstances described in paragraph 4(b) of the Certificate of Designations, not be payable in cash (and shall instead be payable in the Series A Shares) if a cash payment of such Additional Dividend would cause a default under the financial covenants set forth in the Second Amended and Restated Credit Agreement dated as of August 1, 2000 by and among the Issuer, certain of its subsidiaries, the lenders referred to therein and First Union Investors, Inc., as is in effect on the date hereof.

          (b) If either the holders of Non-Waiver Shares request or the holders of a majority of the outstanding Non-Waiver Shares request that the Series A Shares receive dividends on Waiver Shares in Waiver Shares, then any Series A Shares received as dividends on the Waiver Shares during the pendency of such request shall be deemed Waiver Shares for all purposes hereunder, including the waivers set forth in this Article 3.

          Section 3.03. Termination Of Waiver. The Issuer may, at its option, at any time terminate the waiver of the rights of the Holders contained herein with respect to all of the Waiver Shares by giving a notice thereof to the holders of Series A Shares, and thereupon all obligations of the Issuer set forth herein with respect to such Waiver Shares shall cease and such Waiver Shares shall be subject to the provisions of the Certificate of Designations in all respects; provided that termination shall not be effective if within 30 days of the notice thereof a majority of the outstanding Non-Waiver Shares refuses to consent thereto but shall become effective thereafter immediately upon receipt of such consent.

          Section 3.04. Tax Treatment. The Issuer and the Holders confirm that the transactions contemplated by this Agreement constitute a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986 (the "CODE") by which certain Series A Shares are exchanged for the Waiver Shares and the Warrants and agree that they will not file any tax returns or take any tax reporting position that is inconsistent with such treatment. The Holders and the Issuer agree that this Agreement constitutes a "plan of reorganization" of the Issuer within the meaning of Code and applicable regulations thereunder with respect to such recapitalization.

          (b) If all or any portion of the Change of Control Amount is to be satisfied with Change of Control Securities, then this Article 3 shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code.

          Section 3.05. Legends. In addition to any other legend that may be required, any certificates representing the Waiver Shares shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS SET FORTH IN AN AGREEMENT, DATED MARCH 31, 2002, BETWEEN THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE INITIAL HOLDER OF SUCH SECURITIES WHICH, AMONG OTHER THINGS, PROVIDES FOR THE WAIVER OF CERTAIN REDEMPTION RIGHTS TO WHICH THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE WOULD OTHERWISE BE ENTITLED. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER HEREOF A COPY OF THE AGREEMENT UPON SUCH HOLDER'S REQUEST.

          Such legend shall be removed upon termination of the waiver by the Issuer in accordance with Section 3.03 hereof.

          Section 3.06. Transfer Of Waiver Shares. Prior to the termination of the waiver by the Issuer in accordance with Section 3.03 hereof, each Holder agrees not to sell, assign or transfer any of the Waiver Shares, unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement to the same extent as if it were the Holder (including with respect to the waiver set forth in Article 3 and the transfer restrictions set forth in this Section 3.06) and any sale, assignment or transfer in violation hereof shall be void ab initio.

          Section 3.07. Issuance Of Post-Closing Warrants. On each of (i) January 1, 2004 and (ii) each anniversary thereof (each such date, a "POST-CLOSING WARRANTS ISSUANCE DATE"), the Issuer shall issue to each Holder the Post-Closing Warrant for the number of shares of Common Stock equal to the product of (x) the percentage set forth opposite such Holder's name on Exhibit A of the Agreement under the heading "Percentage of Post-Closing Warrant" and
(y) 235,403; provided that the number of shares of Common Stock shall be adjusted in the same manner as would have been required by Section 8 of the Post-Closing Warrants if such Section 8 were applicable after the date hereof until the relevant Post-Closing Warrants Issuance Date. Notwithstanding the foregoing, no further issuances of the Post-Closing Warrants shall be required hereunder if, prior to the relevant Post-Closing Warrants Issuance Date (x) no Waiver Shares are outstanding or (y) the Issuer has elected to terminate the waiver set forth in Section 3.01 in accordance with Section 3.03 (whether or not such termination is consented to).

           Section 3.08. Amendment Of The Certificate Of Designations. As promptly as possible after the date hereof, the Issuer shall cause the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware so as to provide for the possible increase in dividends on the Series
A Shares contemplated by Section 3.02(a) and the Holders hereby agree to consent to such amendment.

           Section 3.09. Registration Rights. The Issuer and the Holders shall use their respective reasonable efforts, as promptly as possible after the date hereof, to amend the Registration Rights Agreement so as to cause (i) the Warrants to be treated as "Warrant Shares" under (and as defined in) the Registration Rights Agreement and (ii) any shares of Common Stock deliverable in connection with any exchange of Waiver Shares to be treated as "Common Registrable Securities" under (and as defined in) the Registration Rights Agreement.

           Section 3.10. Dividend Payment Record Date. The Holders agree that with respect to dividends payable to the holders of Series A Preferred Stock on March 31, 2002, such dividends shall be payable to holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Issuer at the close of business on March 28, 2002, notwithstanding the record date requirements in paragraph 4(a) of the Certificate of Designations.

                                    Article 4
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

            The Issuer represents and warrants to each Holder that:

           Section 4.01. Organization, Corporate Power and Licenses. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for those jurisdictions where failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the Issuer and its Subsidiaries, taken as a whole. The Issuer possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses and to carry out the transactions contemplated by this Agreement. The copies of the Issuer's charter documents and bylaws which have been furnished to the Holders reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

           Section 4.02. Capital Stock and Related Matters. (a) Immediately upon the taking of the actions described in Article 2 hereof, the authorized capital stock of the Issuer shall consist of (1) one hundred fifty million (150,000,000) shares of Common Stock, of which (a) 40,300,877 shares are issued and outstanding, (b) 9,638,417 shares are reserved for issuance upon exercise of warrants and employee stock options, and (2) five million (5,000,000) shares of preferred stock, of which 251,588 shares of Series A Preferred Stock shall be issued and outstanding. Except as set forth above, the Issuer shall not have outstanding any stock or securities, nor any options, warrants or other rights to acquire capital stock or securities of the Issuer. All of the outstanding shares of the Issuer's capital stock are validly issued, fully paid and nonassessable.

           (b) The Fully-Diluted Equity as of the date hereof consists of not more than 47,080,597 shares of Common Stock. (c) The Issuer has not violated any applicable federal or state securities laws in connection with the offer and issuance of the Warrants hereunder, and the offer and issuance of the Warrants hereunder do not require registration under the Securities Act or any applicable state securities laws.

           Section 4.03. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other Transaction Documents have been duly authorized by the Issuer. This Agreement and each other Transaction Document constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms. The execution and delivery by the Issuer of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, do not and will not (1) conflict with or result in a default under or breach of, (2) result in the creation of any Lien upon the Issuer's or any Subsidiary's capital stock or assets pursuant to, (3) give any third party the right to modify, terminate or accelerate any obligation under, or (4) require any authorization, consent, approval, exemption or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, (x) the certificate of incorporation or bylaws of the Issuer or any Subsidiary, (y) any law, statute, rule or regulation to which the Issuer or any Subsidiary or any executive officer of the Issuer is subject, or (z) any agreement, instrument, order, judgment or decree to which the Issuer or any Subsidiary or any executive officer of the Issuer is subject.

           Section 4.04. Special Committee Approval. On March 28, 2002, a Special Committee comprised of independent directors of the Board of Directors (the "SPECIAL COMMITTEE") unanimously (1) determined that it was advisable and in the best interests of the Issuer to enter into this Agreement and to perform the transactions contemplated hereby, including the issuance of the Warrants,
(2) approved this Agreement and the transactions contemplated hereby, including the issuance of the Warrants, and (3) recommended to the Board of Directors that it approve the amendment and restatement of the Certificate of Designations.

           Section 4.05. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required, which has not been obtained, in connection with the execution, delivery and performance by the Issuer of this Agreement or the other Transaction Documents, the consummation of any of the transactions contemplated hereby or thereby, or the conduct or operation of the business of the Issuer and the Subsidiaries.

           Section 4.06. Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Issuer or any of its Affiliates which might be entitled to any fee or commission from any Holder, the Issuer or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   Article 5
                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

           Each Holder, severally as to itself and not jointly, represents and warrants to the Issuer as follows:

           Section 5.01. Existence and Powers. Such Holder is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all necessary powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

           Section 5.02. Authorization. The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby are within the powers of such Holder and have been duly authorized by all necessary action on the part of such Holder. This Agreement and each other Transaction Document to which such Holder is a party constitutes a legal, valid and binding agreement of such Holder.

           Section 5.03. Governmental Authorization. The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official.

           Section 5.04. Noncontravention. The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (1) violate the partnership agreement of such Holder, (2) violate any material indenture, agreement or mortgage to which such Holder is a party or by which such Holder is bound, or
(3) violate any applicable material law, statute, rule, regulation, judgment, injunction, order or decree or require any material consent of any other Person.

           Section 5.05. Investment Intent. Such Holder acknowledges that the Warrants have not been registered under the Securities Act or any state securities laws and that the issuance of the Warrants contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, such Holder is receiving the Warrants hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Such Holder is an "accredited investor" (as defined in Regulation D under the Securities Act), has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Warrants and is capable of bearing the economic risks of such investment.

           Section 5.06. Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Holder or any of its Affiliates which might be entitled to any fee or commission from such Holder, the Issuer or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   Article 6
                             COVENANTS OF THE ISSUER

           Section 6.01. Listing and Authorized Stock. (a) The Issuer shall use its best efforts to secure the listing of all of the shares of Common Stock issued upon exercise of the Warrants and exchange of the Waiver Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all of the shares of Common Stock issued upon exercise of the Warrants and exchange of the Waiver Shares.

           (b) At all times, the Issuer shall maintain a sufficient number of authorized shares of Common Stock to issue Common Stock upon exercise of the Warrants.

           Section 6.02. Shareholder Approval. Promptly after the date hereof, but in no event later than April 30, 2002, the Issuer shall cause an information statement meeting the requirements of the Exchange Act and relating to the shareholder approval of this Agreement and the transactions contemplated hereby, including without limitation the issuance of the Warrants and the issuances of Common Stock upon the exercise of the Warrants or in exchange for the Waiver Shares, to be provided to the holders of its Common Stock in accordance with the requirements of the Exchange Act. Thereafter, the Issuer shall use its best efforts to cause the Stockholders' Consent to become effective in accordance with the Exchange Act. In connection with such shareholder approval, the Issuer will (1) promptly prepare and file with the Securities and Exchange Commission (the "SEC"), use its best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable such information statement, and
(2) otherwise comply with all legal requirements applicable to such information statement. The Issuer shall bear all expenses in connection with the obtaining of the Stockholders' Consent, including the costs and expenses of the preparation, filing and distribution of the information statement, and shall provide the Holders and their counsel a reasonable opportunity to review and comment upon such information statement prior to the filing thereof with the SEC.

           Section 6.03. Issuance Of Common Stock. Other than (i) shares of Common Stock outstanding on the date hereof, (ii) any securities convertible or exchangeable, directly or indirectly, into Common Stock including rights, warrants and options to subscribe for, purchase or otherwise acquire Common Stock which securities are outstanding or reserved for on the date hereof, (iii) any shares of Common Stock reserved for issuance prior to the date hereof under the plans relating to the compensation of employees, officers and directors of the Issuer and (iv) shares of Common Stock issuable pursuant to the Warrants to the extent then exercisable, the Issuer shall not issue or authorize the issuance of or reserve for issuance any shares of Common Stock or any securities convertible or exchangeable, directly or indirectly, into Common Stock, including rights, warrants and options to subscribe for, purchase or otherwise acquire Common Stock, representing in the aggregate (including upon exercise, conversion or exchange thereof) in excess of 10,000,000 shares of Common Stock without the approval of the holders of at least a majority of the outstanding Waiver Shares.

                                   Article 7
                            SURVIVAL; INDEMNIFICATION

           Section 7.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith, shall survive the date hereof until the third anniversary of the date hereof, except that the representations and warranties contained in Sections 4.01, 4.02 and 4.03 shall survive indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties contained in this Agreement shall survive the date hereof in accordance with their terms or, if no term is specified, indefinitely.

           Section 7.02. Indemnification. The Issuer hereby indemnifies each of the Holders, their general partner and any limited partner of any of the Holders, any affiliate of the general partner of the Holders and any of their respective directors, officers, agents and employees and each other person, if any, controlling the general partner of the Holders or any limited partner of the Holders or any of their affiliates (an "INDEMNIFIED PERSON") against and agrees to hold each of them harmless from any and all losses, claims, damages, costs, liabilities or expenses (or actions, suits or proceedings in respect thereof), including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding ("DAMAGES") incurred or suffered by any Indemnified Person, in each case arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Issuer pursuant to this Agreement.

           (b) In addition to the indemnification obligations set forth above, the Issuer hereby indemnifies each Indemnified Person against and agrees to hold each of them harmless from any Damages to which such Indemnified Person may become subject or which may be incurred or suffered by such Indemnified Person in connection with or arising from the matters which are the subject of the transactions contemplated under this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby and will reimburse any Indemnified Person for all expenses (including counsel fees) as they are incurred by any such Indemnified Person in connection with investigating, preparing or defending any such action or claim pending or threatened, whether or not such Indemnified Person is a party thereto, other than with respect to any action or claim arising primarily from (i) any action or claim made by one or more of the Indemnified Persons against another Indemnified Person or Indemnified Persons in connection with the transactions contemplated by this Agreement or (ii) any breach of the representations and warranties of the Holders set forth in this Agreement. The Issuer shall not be responsible for any Damages to the extent a court of competent jurisdiction shall have finally determined that such Damages resulted primarily from such Indemnified Person's bad faith or gross negligence. If for any reason (other than the limitations in clauses (i) and (ii) above or the gross negligence or bad faith of any Indemnified Person referred to above) the foregoing indemnity is unavailable or insufficient to hold an Indemnified Person harmless, then the Issuer shall contribute to amounts paid or payable by such Indemnified Person in respect of such Damages in such proportion as appropriately reflects the relative benefits received by, and fault of, the Issuer and such Indemnified Person in connection with the matters as to which such Damages relate and other equitable considerations.

           (c) Each Holder, severally and not jointly, hereby indemnifies the Issuer against and agrees to hold it harmless from any and all Damages incurred or suffered by the Issuer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Holder pursuant to this Agreement.

                                    Article 8
                                  MISCELLANEOUS

           Section 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

           if to any Holder, to:

                  c/o MSDW Capital Partners IV, LLC
                  1221 Avenue of the Americas, 33rd Floor
                  New York, New York  10020
                  Attention: John B. Ehrenkranz
                  Facsimile: (212) 762-7951

                  with a copy
                  (which shall not constitute notice to any Holder) to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: Leonard Kreynin
                  Facsimile:  (212) 450-4800

           if to the Issuer, to:

                  Choice One Communications Inc.
                  100 Chestnut Street, Suite 600
                  Rochester, New York  14604
                  Attention: Steve M. Dubnik
                  Facsimile: (585) 530-2739

                  with a copy
                  (which shall not constitute notice to the Issuer) to:

                  Nixon Peabody LLP
                  1300 Clinton Square
                  Rochester, New York  14604
                  Attention: James A. Locke, III
                  Facsimile: (585) 263-1600

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           Section 8.02. No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Notwithstanding the foregoing, the Holders shall not have the right under any circumstances to rescind their irrevocable waivers of certain rights with respect to the Waiver Shares set forth in Article 3 and their remedies in respect of any breach of this Agreement by the Issuer shall not include such rescision.

           (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

           Section 8.03. Expenses; Documentary Taxes. The Issuer shall reimburse the Holders for all of their respective reasonable out-of-pocket expenses, including fees and reasonable disbursements of counsel, incurred by the Holders in connection with the transactions contemplated by this Agreement. The Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or any of the Transaction Documents.

           Section 8.04.  Termination.   (a) This Agreement may be terminated:

                  (1) at any time by mutual written agreement of the Issuer and the Holders; or

                  (2) by the Issuer or the Holders if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to Section 8.04 shall give notice of such termination to the other parties.

         (b) If this Agreement is terminated as permitted by Section 8.04, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the (1) willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, (2) failure to perform a covenant of this Agreement or (3) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach.

           Section 8.05. Successors and Assigns. The Issuer may not assign any of its rights and obligations hereunder without the prior written consent of the Holders. The Holders may assign their rights and obligations hereunder without the consent of the Issuer. This Agreement shall be binding upon the Issuer and the Holders and their respective successors and assigns.

           Section 8.06. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the choice of law rules of such state.

           Section 8.07. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section shall be deemed effective service of process on such party.

           Section 8.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           Section 8.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder

           Section 8.10. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

           Section 8.11. Captions; Certain Definitions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to "$" or "DOLLARS" shall be to United States dollars and all references to "DAYS" shall be to calendar days unless otherwise specified. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words, "without limitation."

    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  CHOICE ONE COMMUNICATIONS INC.
                                  By: /s/ Steve M. Dubnik
                                     -------------------------------------------
                                     Name:      Steve M. Dubnik
                                     Title:     Chairman, President and CEO

          MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.
          By:       MSDW Capital Partners IV, LLC,
                      its general partner

          By:       MSDW Capital Partners IV, Inc.,
                      its Member


          By:       /s/ Leigh J. Abramson
                    --------------------------------------------
                    --------------------------------------------



          MSDW IV 892 INVESTORS, L.P.
          By:       MSDW Capital Partners IV, LLC,
                      its general partner

          By:       MSDW Capital Partners IV, Inc.,
                      its Member


          By:       /s/ Leigh J. Abramson
                    --------------------------------------------
                    --------------------------------------------

          MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.
          By:       MSDW Capital Partners IV, LLC,
                      its general partner

          By:       MSDW Capital Partners IV, Inc.,
                      its Member


          By:       /s/ Leigh J. Abramson
                    --------------------------------------------
                    --------------------------------------------

                                    EXHIBIT A

                                                        NO. OF
                            NO. OF       NO. OF       CONTINGENT   PERCENTAGE OF
                           SERIES A      CLOSING        AMOUNT      POST-CLOSING
HOLDER                      SHARES      WARRANTS       WARRANTS       WARRANT

Morgan Stanley
Dean Witter
Capital Partners IV, L.P.   53,938       423,241       634,861         89.8970

MSDW IV 892 Investors, L.P.  4,590        36,014        54,021          7.6495

Morgan Stanley Dean Witter
Capital Investors IV, L.P.   1,472        11,551        17,327          2.4535
                            ------       -------       -------        --------
Total                       60,000       470,806       706,209        100.0000
                            ======       =======       =======        ========

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